Exhibit 21.1

SUBSIDIARIES OF STATION CASINOS LLC

NP Palace LLC
NP Boulder LLC
NP Red Rock LLC
NP Sunset LLC
NP IP Holdings LLC (80% voting ownership; 100% economic ownership)
NP Development LLC
NP Losee Elkhorn Holdings LLC
NP Landco Holdco LLC:
CV PropCo, LLC
NP Tropicana LLC
GVR Holdco 3 LLC:
GVR Holdco 2 LLC:
GVR Holdco 1 LLC:
Station GVR Acquisition, LLC
NP Opco Holdings LLC:
NP Opco LLC:
NP Fiesta LLC
NP Gold Rush LLC
NP Lake Mead LLC
NP LML LLC
NP Magic Star LLC
NP Rancho LLC
NP Santa Fe LLC
NP Texas LLC
NP River Central LLC
NP Centerline Holdings LLC
NP Durango LLC
NP FH Excess LLC
NP Hanger Leaseco LLC
NP Horizon Park LLC
NP Inspirada LLC
NP Mt. Rose LLC
NP Northern NV Acquisitions LLC
NP Past Enterprises LLC
NP Reno Convention Center LLC
NP ROTMA LLC
NP Steamboat LLC
NP Sunset Lindell LLC
NP Town Center LLC
SC Rancho Development, LLC
NP Green Valley LLC:
Greens Café, LLC (50% ownership)
Town Center Amusements, Inc., A Limited Liability Company (50% ownership)
Sunset GV, LLC (50% ownership)
Losee Elkhorn Properties, LLC (50% ownership)
NP Fresno Land Acquisitions LLC
SC Madera Development, LLC
SC Madera Management, LLC
SC Sonoma Development, LLC
SE Sonoma Management, LLC
NP Sonoma Land Holdings LLC
Sonoma Land Acquisition Company, LLC

NP Auburn Development LLC
Station California, LLC
Station Development, LLC
SC Butte Development, LLC
SC Butte Management, LLC
SC Michigan, LLC:
MPM Enterprises, LLC (50% ownership)